Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-260991) of Backblaze, Inc. of our report dated March 28, 2022, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
San Jose, California
March 28, 2022